EXHIBIT 2.1

EXECUTION COPY

AMENDMENT AND WAIVER

AMENDMENT AND WAIVER (this “Amendment”), dated as of November 4, 2009, to the Securities Purchase Agreement, dated as of August 11, 2009 (the “Securities Purchase Agreement”), among Cinedigm Digital Cinema Corp., f/k/a Access Integrated Technologies, Inc. (the “Company”), each of the Subsidiary Note Parties party hereto, Sageview Capital Master, L.P., as collateral agent (in such capacity, the “Collateral Agent”), and the purchasers referred to therein.

W I T N E S S E T H:

WHEREAS, the Company has requested that Schedule 3.1(jj) to the Securities Purchase Agreement and Schedule 9 to the Guarantee and Collateral Agreement be amended as set forth herein;

WHEREAS, the Company has requested a waiver and extension with respect to Section 4.25 of the Securities Purchase Agreement and certain other matters in connection with specified deposit accounts; and

WHEREAS, the Majority Holders are willing to agree to such amendments and waivers on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

I.   Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

II.   Amendments to Schedule 3.1(jj). Schedule 3.1(jj) of the Securities Purchase Agreement is hereby amended to include under the heading “Liens” deposit accounts Nos.  9421 and 6671 (collectively, the “JPM Collateral Accounts”) held by JPMorgan Chase Bank, N.A. (“JPMorgan”) in the name of the Company, which JPM Collateral Accounts are pledged to JPMorgan to cash collateralize obligations of the Company or a Subsidiary thereof with respect to the Letter of Credit dated November 18, 2005 issued by JPMorgan on behalf of the Company or a Subsidiary thereof in favor of USA Sunset Media, LLC (the “Landlord”) required under that certain Lease Agreement, dated September 12, 2005, as amended, by and between the Landlord and Hollywood Software, Inc. (the “Lease Agreement”).  The Liens in favor of JPMorgan with respect to the JPM Collateral Accounts shall be deemed to be “Permitted Liens” for all purposes of the Transaction Documents.

III.      Amendments to Schedule 9. Schedule 9 of the Guarantee and Collateral Agreement is hereby amended to change each reference to “Hollywood Software, Inc.” set forth therein to read “Company”.

IV.   Waiver to Section 4.25 (Control Agreements).  The Majority Holders hereby (a) waive the requirement that a control agreement be executed with respect to the JPM Collateral Accounts until (i) January 10, 2011 or (ii) if the Lease Agreement is extended pursuant to its terms, January 10, 2014; provided that in each case, from and after the date of this Amendment, the Company may not deposit additional funds into the JPM Collateral Accounts without the Majority Holders’ consent and (b) extend the period of time for execution of a control agreement with respect to Account No. 7710 held by Marshall & Isley Bank in the name of UniqueScreen Media, Inc. (the “M&I Account”) until November 13, 2009; provided that from and after the date of this Amendment, the Company may only deposit funds in, or disburse or withdraw funds from, such account in the ordinary course of business and consistent with prior usage of such account.  The waivers and extension set forth in this Paragraph IV may be revoked by written notice from the Collateral Agent to the Company at any time if the Company fails to comply with the conditions stated herein.

V.      Other Waivers and Agreements. The Majority Holders hereby (a) waive any Default or Event of Default (as each such term is defined in the Notes) relating to or arising from the failure to list as of the Closing Date the Liens in favor of JPMorgan in the JPM Collateral Accounts as Liens on Schedule 3.1(jj) of the Securities Purchase Agreement, (b) waive any Default or Event of Default relating to or arising from the identification as of the Closing Date of “Hollywood Software, Inc.” instead of “Company” in Schedule 9 of the Guarantee and Collateral Agreement, (c) waive any Default or Event of Default relating to or arising from the failure for a control agreement to be executed with respect to the JPM Collateral Accounts in accordance with Section 4.25 of the Securities Purchase Agreement and Section 5.4(c)(ii) of the Guarantee and Collateral Agreement, (d) waive until November 13, 2009 any Default or Event of Default relating to or arising from the failure of a control agreement to be executed with respect to the M&I Account in accordance with Section 4.25 of the Securities Purchase Agreement and Section 5.4(c)(ii) of the Guarantee and Collateral Agreement (e) waive any right to charge interest at the Default Rate (as defined in the Notes) with respect to the matters set forth in this Paragraph V; provided that such waiver shall only extend until November 13, 2009 with respect to clause (d) of this paragraph V and (f) confirm that, notwithstanding that the Collateral Agent does not have “control” with respect to the JPMorgan Accounts and the M&I Account, the amounts on deposit in the JPM Collateral Accounts and, until November 13, 2009, amounts on deposit in the M&I Account, shall not be applied against or considered in determining compliance with the $100,000 and $250,000 thresholds set forth in Section 5.4(c)(ii) of the Guarantee and Collateral Agreement.  The waivers and confirmations set forth in this Paragraph V may be revoked by written notice from the Collateral Agent to the Company at any time if the Company fails to comply with the conditions set forth in Paragraph IV hereof.

VI.              Effectiveness of Amendment.  This Amendment shall become effective as of the date first written above upon receipt by the Purchasers of duly executed counterparts to this Amendment from the Company and the Majority Holders.

VII.   No Default.  The Company hereby represents and warrants that after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

VIII.   No Other Amendments; Confirmation.  Except as expressly amended hereby, the provisions of the Securities Purchase Agreement, as hereby amended, are and shall remain in full force and effect.

IX.       Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).

X.         Counterparts.  This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronically delivered signature page were an original thereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

CINEDIGM DIGITAL CINEMA CORP.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

ADM CINEMA CORPORATION

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

CORE TECHNOLOGY SERVICES, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

FIBERSAT GLOBAL SERVICES, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

HOLLYWOOD SOFTWARE, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

UNIQUESCREEN MEDIA, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

VISTACHIARA PRODUCTIONS, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: Chief Executive Officer

SAGEVIEW CAPITAL MASTER, L.P.,

By:	Sageview Capital GenPar, Ltd., its general partner

By:	/s/ Barbara E. Parker
Name: Barbara E. Parker
Title: Vice President